Exhibit 23.3

CONSENT OF QUALIFIED PERSON

I, Mr. Donald Doe, in connection with the Form 8-K, dated July 20, 2023, and any amendments or supplements and/or exhibits thereto (collectively, the "Form 8-K"), consent to:

•the public filing and use by Newmont Corporation of the technical report summaries for certain properties included in the following exhibits to the Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on February 23, 2023: Exhibit 96.1 (Peñasquito Operations, Mexico) (incorporated by reference), 96.2 (Boddington Operations, Western Australia) (incorporated by reference), 96.3 (Ahafo Operations, Ghana) (incorporated by reference), 96.4 (Nevada Gold Mines, Nevada USA) (incorporated by reference) and 96.5 (Pueblo Viejo Operations, Dominican Republic) (filed therewith) (the “Technical Report Summaries”) prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, which are included or referenced in the Form 8-K;
•the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 8-K and such Technical Report Summaries included or referenced therein; and
•the use of information derived, summarized, quoted or referenced from the Technical Report Summaries, or portions thereof, that was prepared by me, that I supervised the preparation of and/or that was reviewed and approved by me, that is included or referenced in the Form 8-K.

I am the qualified person responsible for authoring the Technical Report Summaries and “Proven and Probable Reserves” and “Measured, Indicated, and Inferred Resources” sections of Exhibit 99.1 to the Form 8-K.

I also consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-238048, 333-64795, 333-04161, 333-118693, 333-38178, 333-75993, 333-124653, 333-171298, 333-188128, 333-214662, 333-140819, 333-232143), Form S-3 (No.333-258097) and Form S-4 (No. 333-232446) of Newmont Corporation of the above items as included or referenced in the Form 8-K.

Dated July 20, 2023

/s/ Donald Doe
Name:	Donald Doe, RM SME
Title:	Group Executive, Reserves Newmont Corporation